                                                      Exhibit 99.2

                                                      Exhibit to Annual Report
                                                      on Form 10-K of
                                                      Angelica Corporation



                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                   ---------------

                                     Form 11-K

(Mark One)

(x) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


      For the fiscal year ended   December 31, 1995
                               -----------------------------------------------
                                 OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


      For the transition period from --------------to---------------


      Commission file number   1-5674
                            -----------------------------------------


   A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                           THE ANGELICA CORPORATION
                            COLLINWOOD 401(k) PLAN


   B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                            ANGELICA CORPORATION
                         424 South Woods Mill Road
                     Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
- ---------------------------------

   (a)   Financial Statements.                                 Pages of this
         --------------------                                  -------------
                                                               Form 11-K
                                                               ---------

         Report of Independent Public Accountants                   5

         Statement of Net Assets Available for                      6-7
         Plan Benefits - December 31, 1995 and
         December 31, 1994

         Statement of Changes in Net Assets                         8
         Available for Plan Benefits - Fiscal
         Year ended December 31, 1995

         Notes to Financial Statements                              9-11

         Schedule I                                                 12

         Schedule II                                                13


   (b)   Exhibits.
         --------

         23. Consent of Independent Public Accountants.

      THE ANGELICA CORPORATION
      COLLINWOOD 401(k) PLAN

      FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
      AS OF DECEMBER 31, 1995 AND 1994
      TOGETHER WITH AUDITORS' REPORT

                        THE ANGELICA CORPORATION
                        ------------------------

                         COLLINWOOD 401(k) PLAN
                         ----------------------


          FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
          -----------------------------------------------

                     DECEMBER 31, 1995 AND 1994
                     --------------------------

                         TABLE OF CONTENTS
                         -----------------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
  Statement of Net Assets Available for Plan Benefits--December 31, 1995 Statement of Net Assets Available for Plan Benefits--December 31, 1994 Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended December 31, 1995

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
  Schedule I:  Item 27a - Schedule of Assets Held for Investment
               Purposes--December 31, 1995
  Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1995

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Collinwood 401(k) Plan (the Plan) as of December 31, 1995 and 1994, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1995. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                      /s/ Arthur Andersen LLP




St. Louis, Missouri,
  April 2, 1996

                                  THE ANGELICA CORPORATION
                                  ------------------------

                                   COLLINWOOD 401(k) PLAN
                                   ----------------------

                   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                   ---------------------------------------------------

                                     DECEMBER 31, 1995
                                     -----------------

                                                                                        Investment Funds
                                                                       ---------------------------------------------------
                                                                                                                 Directed
                                                                       Company                      Interest     Purchase
                                                                        Stock          Mutual        Income       of Life
                                                       Total            Fund            Fund          Fund       Insurance
                                                       -----           -------         ------       --------     ---------
               ASSETS
               ------
INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                  $     225          $ 225          $  -         $    -        $   -
  American Balanced Fund                                    20             -                20           -            -
  Washington Mutual Investors Fund                       2,233             -             2,233           -            -
  Hartford Life Insurance Company
    Group Annuity Contract                             223,039             -              -           223,039         -
  LaSalle National Income Plus Fund                     49,235             -              -            49,235         -
  Society National Bank MGD GIC Fund                   497,455             -              -           497,455         -
  Boatmen's Employee Benefit Short-Term Fund             5,581              7               74          5,367        133
  Loans to participants                                 66,330             -              -            66,330         -
                                                     ---------          -----          -------      ---------     ------
                                                       844,118            232            2,327        841,426        133

OTHER ASSETS:
  Contributions receivable (including
    employer's contribution of $428)                     2,516             -                35          2,413         68
  Interest and dividends receivable                        162              3              130             29         -
  Loan payments receivable                               3,651             -              -             3,651         -
                                                     ---------          -----          -------      ---------     ------
     Total assets                                      850,447            235            2,492        847,519        201

             LIABILITIES
             -----------
PREMIUMS PAYABLE                                           201             -              -              -           201
                                                     ---------          -----          -------      ---------     ------
NET ASSETS AVAILABLE FOR PLAN BENEFITS               $ 850,246          $ 235          $ 2,492      $ 847,519     $   -
                                                     =========          =====          =======      =========     ======



                                The accompanying notes are an integral part of this statement.


                                                THE ANGELICA CORPORATION
                                                ------------------------

                                                 COLLINWOOD 401(k) PLAN
                                                 ----------------------

                                 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                 ---------------------------------------------------

                                                    DECEMBER 31, 1994
                                                    -----------------

                                                                                        Investment Funds
                                                                       ---------------------------------------------------
                                                                                                                 Directed
                                                                       Company                      Interest     Purchase
                                                                        Stock           Mutual       Income       of Life
                                                       Total            Fund             Fund         Fund       Insurance
                                                       -----           -------          ------      --------     ---------
                   ASSETS
                   ------
INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                  $     248          $ 248          $   -        $    -         $  -
  Washington Mutual Investors Fund                      10,955             -             10,955          -            -
  General American Life Insurance
    Company Group Annuity Contract                     193,305             -               -           193,305        -
  Hartford Life Insurance Company Group
    Annuity Contract                                   214,402             -               -           214,402        -
  IDS Trust Company Collective Income Fund                -                -               -              -           -
  Boatmen's Employee Benefit Short-Term Fund             7,787             44                71          7,579        93
  LaSalle National Income Plus Fund                     55,940             -               -            55,940        -
  Society National Bank MGD GIC Fund                   262,926             -               -           262,926        -
  Loans to participants                                 56,977             -               -            56,977        -
                                                     ---------          -----          --------     ----------     -----
                                                       802,540            292            11,026        791,129        93
OTHER ASSETS:
  Cash on deposit with Trustee                           1,222             -               -             1,222        -
  Contributions receivable (including
    employer's contribution of $788)                     4,556             -                103          4,320       133
  Interest and dividends receivable                        432              5               397             30        -
  Loan payments receivable                               1,192             -               -             1,192        -
                                                     ---------          -----          --------     ----------     -----
       Total assets                                    809,942            297            11,526        797,893       226

                 LIABILITIES
                 -----------
PREMIUMS PAYABLE                                           226             -               -              -          226
                                                     ---------          -----          --------     ----------     -----
NET ASSETS AVAILABLE FOR PLAN BENEFITS               $ 809,716          $ 297          $ 11,526     $  797,893     $  -
                                                     =========          =====          ========     ==========     =====



                            The accompanying notes are an integral part of this statement.



                                                      THE ANGELICA CORPORATION
                                                      ------------------------

                                                       COLLINWOOD 401(k) PLAN
                                                       ----------------------

                                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                   --------------------------------------------------------------

                                                   FOR THE YEAR ENDED DECEMBER 31, 1995
                                                   ------------------------------------
                                                                                        Investment Funds
                                                                       ---------------------------------------------------
                                                                                                                 Directed
                                                                       Company                      Interest     Purchase
                                                                        Stock            Mutual      Income       of Life
                                                       Total            Fund              Fund        Fund       Insurance
                                                       -----           -------           ------     --------     ---------
                   ASSETS
                   ------
ADDITIONS:
  Participant contributions                          $  67,417          $  -           $     885   $  64,122      $ 2,410
  Employer contributions                                13,773             -                  57      13,716
  Interest income                                       56,438              1                  6      56,431         -
  Dividend income                                          357             10                347        -            -
  Interfund transfers                                     -                -             (12,698)     12,698         -
  Change in unrealized appreciation of
    investments                                            360            (73)               433        -            -
  Gain on sale of investments                            1,936             -               1,936        -            -
  Other receipts                                           331             -                -            331         -
                                                     ---------          -----          ---------   ---------      -------
                                                       140,612            (62)            (9,034)    147,298      $ 2,410
                                                     ---------          -----          ---------   ---------      -------
DEDUCTIONS:
  Participant withdrawals                               97,672             -                -         97,672         -
  Life insurance premiums                                2,410             -                -           -           2,410
                                                     ---------          -----          ---------   ---------      -------
                                                       100,082             -                -         97,672        2,410
                                                     ---------          -----          ---------   ---------      -------
     Net increase (decrease)                            40,530            (62)            (9,034)     49,626         -

NET ASSETS AVAILABLE FOR PLAN
 BENEFITS AT BEGINNING OF YEAR                         809,716            297             11,526     797,893         -
                                                     ---------          -----          ---------   ---------      -------
NET ASSETS AVAILABLE FOR PLAN
 BENEFITS AT END OF YEAR                             $ 850,246          $ 235          $   2,492   $ 847,519      $  -
                                                     =========          =====          =========   =========      =======



                                   The accompanying notes are an integral part of this statement.


                        THE ANGELICA CORPORATION
                        ------------------------

                        COLLINWOOD 401(k) PLAN
                        ----------------------


       NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
       --------------------------------------------------------

                      DECEMBER 31, 1995 AND 1994
                      --------------------------


1.    DESCRIPTION OF PLAN:
      -------------------

The following description of The Angelica Corporation Collinwood 401(k) Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan document.

General
- -------

The Plan was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmen's Trust Company (the Trustee).

Eligible Participants
- ---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time union employees at the Company's Collinwood, Tennessee, plant who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.

Contributions
- -------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. The Company provides a matching contribution of up to five cents for each hour worked by a participant.

Vesting
- -------

The salary deferral and company matching contributions of each participant's account are fully vested and nonforfeitable at all times.

Benefits
- --------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Any participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1995 and 1994, the Plan had $18,871 and $17,082, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants. Although not shown separately in the accompanying financial statements, the liability to terminated participants is shown separately on the Form 5500.

Loan Provision
- --------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Such loans made prior to November 1989 bear interest at a rate equal to the rate being earned by the Interest Income Fund at the time the loan was made. Loans made subsequent to October 1989 bear interest at the prime rate plus 1/2% at the time the loan is made. All loans must be secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
- -------------------

The investment programs of the Plan are as follows:

      Upon enrollment or reenrollment, each participant directs his or her contributions to be invested in one or more of the investment options below in increments of 10%. Such direction may be revised by participants on a monthly basis.

            Company Stock Fund
               This fund is invested in Angelica Corporation Common Stock.

            Mutual Fund
               Participants may choose to invest in the Washington Mutual Investors Fund and/or the American Balanced Fund.

            Interest Income Fund
               This fund is invested in group annuity contracts with Hartford Life Insurance Company, LaSalle National Bank and Society National Bank.

            Directed Purchase of Life Insurance
               Each participant has the right to direct a portion of his or her contributions to purchase insurance on his or her life or the lives of his or her spouse and children under age 23. Only participants contributing to the fund as of December 31, 1990, are allowed to continue contributions in the future.

The number of participants with an account balance in each fund at December 31, 1995, was as follows:

            Company Stock Fund                                     2
            American Balanced Fund                                 1
            Washington Mutual Investors Fund                       2
            Interest Income Fund                                 170
            Directed Purchase of Life Insurance                   12
            Loans to participants                                 60

The total number of participants in the Plan was less than the sum of the number of participants shown above because some were participating in more than one fund.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
      -------------------------------------------

Basis of Accounting
- -------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value.

Administrative Expenses
- -----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
- ---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

3.    INVESTMENTS:
      ------------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1995 and 1994, are as follows (in thousands):

     December 31, 1995:
        Hartford Life Insurance Company Group Annuity Contract           $223
        LaSalle National Income Plus Fund                                  49
        Society National Bank MGD GIC Fund                                497
        Loans to participants                                              66

     December 31, 1994:
        General American Life Insurance Company Group Annuity Contract   $193
        Hartford Life Insurance Company Group Annuity Contract            214
        LaSalle National Income Plus Fund                                  56
        Society National Bank MGD GIC Fund                                263
        Loans to participants                                              57

4.    INCOME TAX STATUS:
      ------------------

The Company has received a determination letter dated October 7, 1992, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

5.    TERMINATION OF THE PLAN:
      ------------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement and shall have all such other powers as are necessary or appropriate to the completion of such distribution.

Upon termination of the Plan, plan assets will not be insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974. In addition, termination of the Plan must be approved by the Internal Revenue Service.

                                                                 SCHEDULE I



                           THE ANGELICA CORPORATION
                           ------------------------

                            COLLINWOOD 401(k) PLAN
                            ----------------------

        ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
        ----------------------------------------------------------

                               DECEMBER 31, 1995
                               -----------------

                                                                    Number of
                                                                    Shares or
                                                                    Principal                              Fair
                                                                      Amount              Cost             Value
                                                                    ---------           --------         ----------
COMPANY STOCK FUND:
  Angelica Corporation Common Stock                                        11          $     307         $     225
  Boatmen's Employee Benefit Short-Term Fund                         $      7                  7                 7
                                                                                       ---------         ---------
                                                                                             314               232
                                                                                       ---------         ---------
MUTUAL FUND:
  American Balanced Fund                                                1.421                 20                20
  Washington Mutual Investors Fund                                    101.615              1,778             2,233
  Boatmen's Employee Benefit Short-Term Fund                         $     74                 74                74
                                                                                       ---------         ---------
                                                                                           1,872             2,327
                                                                                       ---------         ---------
INTEREST INCOME FUND:
  Hartford Life Insurance Company Group Annuity Contract             $223,039            223,039           223,039
  LaSalle National Income Plus Fund                                  $ 49,235             49,235            49,235
  Society National Bank MGD GIC Fund                                 $497,455            497,455           497,455
  Boatmen's Employee Benefit Short-Term Fund                         $  5,367              5,367             5,367
  Loans to participants, interest ranging from 6.5% to 10.5%         $ 66,330             66,330            66,330
                                                                                       ---------         ---------
                                                                                         841,426           841,426
                                                                                       ---------         ---------
DIRECTED PURCHASE OF LIFE INSURANCE:
  Boatmen's Employee Benefit Short-Term Fund                         $    133                133               133
                                                                                       ---------         ---------
     Total investments                                                                 $ 843,745         $ 844,118
                                                                                       =========         =========



                            The accompanying notes are an integral part of this schedule.

                                                                    SCHEDULE II



                                THE ANGELICA CORPORATION
                                ------------------------

                                 COLLINWOOD 401(k) PLAN
                                 ----------------------


               ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS <Fa>
               ------------------------------------------------------

                       FOR THE YEAR ENDED DECEMBER 31, 1995
                       ------------------------------------


                                           Purchases                                       Sales
                                   -------------------------      -------------------------------------------------------------
                                     Number of      Purchase        Number of           Sales              Cost of       Gain/
     Description of Asset          Transactions      Price        Transactions          Price              Assets        (Loss)
     --------------------          ------------     --------      ------------          -----              -------       ------
Society National
 Bank MGD GIC Fund                      13          $260,496           11             $  49,069          $  48,659        $410

Boatmen's Employee
 Benefit Short-Term Fund               114           457,442           50               459,648            459,648        -


<Fa>  Represents transactions or a series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.





         The accompanying notes are an integral part of this schedule.

                                                               Exhibit 23
                                                               of 11-K


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                     -----------------------------------------


   As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Collinwood 401(k) Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 2-97291.



                                            /s/ Arthur Andersen LLP
                                            ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 23, 1996

                                    -14-